UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2016

NIC Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26621 (Commission File Number)	52-2077581 (I.R.S. Employer Identification No.)

25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061
(Address of principal executive office)(Zip Code)

(877) 234-3468
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders

(a - b)  At the 2016 Annual Meeting of Stockholders of NIC Inc. (the “Company”) held on May 3, 2016, stockholders of the Company voted on three proposals and cast their votes as described below.  The proposals are described in the Company’s Proxy Statement.

Proposal 1

The following directors were elected to serve until the 2017 Annual Meeting of Stockholders and until their successors are elected and qualified as set forth below:

Name	For	Withheld	Broker Non-Votes
Harry H. Herington	54,704,494	287,469	7,870,095
Art N. Burtscher	54,426,765	565,198	7,870,095
Venmal (Raji) Arasu	54,814,513	177,450	7,870,095
Karen S. Evans	54,763,052	228,911	7,870,095
Ross C. Hartley	54,474,755	517,208	7,870,095
C. Brad Henry	54,811,783	180,180	7,870,095
Alexander C. Kemper	53,297,732	1,694,231	7,870,095
William M. Lyons	54,761,918	230,045	7,870,095
Pete Wilson	54,462,618	529,345	7,870,095

Proposal 2

Company stockholders approved on an advisory basis the compensation of the Company’s named executive officers as set forth in the Company’s proxy statement for the 2016 Annual Meeting of Stockholders, as set forth below:

For	Against	Abstentions	Broker Non-Votes
53,579,500	1,365,715	46,748	7,870,095

Proposal 3

Company stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2016 as set forth below:

For	Against	Abstentions	Broker Non-Votes
61,822,247	1,021,043	18,768	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC INC.

By:	/s/ Stephen M. Kovzan
Stephen M. Kovzan Chief Financial Officer

Date:  May 5, 2016
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